Exhibits 5.1 and 23.1

CLIFFORD L. NEUMAN, P.C.

Attorney at Law

6800 N. 79TH ST., STE. 200

NIWOT, COLORADO  80503

Telephone:  (303) 449-2100

Facsimile:  (303) 449-1045

E-mail:  clneuman@neuman.com

February 9, 2016

Mr. Phillip Roberson, President

FieldPoint Petroleum Corporation

609 Castle Road, #335
Austin, TX  78746

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to FieldPoint Petroleum Corporation, a Colorado corporation (the “ Company ”), in connection with the Registration Statement on Form S-3 (the “ Registration Statement ”) under the Securities Act of 1933, as amended (the “ Securities Act ”), to be filed by the Company with the Securities and Exchange Commission (the “ Commission ”) on or about the date of this opinion letter. The Registration Statement relates to the Company’s offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities of the Company having an aggregate offering price of up to $20,000,000: (1) shares of the Company’s common stock, $0.01 par value (“ Common Stock ”); (2)  warrants to purchase shares of Common Stock (“ Warrants ”); and (3) units consisting of Common Stock and/or Warrants in any combination (“ Units ”). The Common Stock, the Warrants, and the Units collectively are referred to in this opinion letter as the “ Securities .” The Registration Statement includes a prospectus (the “ Prospectus ”), which states that it will be supplemented from time to time by one or more supplements setting forth the specific terms of each offering of Securities (each, a “ Prospectus Supplement ”).

          The opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of: (1) the Registration Statement; (2) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (3) resolutions adopted by the Company’s Board of Directors pertaining to the Registration Statement, the Securities, and related matters; and (4) such certificates of public officials and officers of the Company as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of Colorado law and laws of the United States as we considered necessary or appropriate as a basis for the opinions expressed below.

          The law covered by our opinion is limited to the internal laws of the State of Colorado and laws of the United States that, in our experience, typically are applicable to transactions of the nature contemplated by the Registration Statement (excluding, however, the laws of any counties, cities, towns, municipalities, and special political subdivisions, and any agencies of the foregoing). We

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February 5, 2016

neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

          The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance.

          This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated below with respect to the issuance of the Securities.

          Based upon and subject to the foregoing and the additional qualifications, assumptions, and limitations set forth below, we are of the opinion that:

          1. With respect to Common Stock, when (i) the issuance and the terms of the sale of shares of Common Stock have been duly authorized by all necessary corporate action on the part of the Company and (ii) such shares have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise of Warrants, when such shares of Common Stock have been duly issued and delivered as contemplated by the terms of the Warrants), such shares of Common Stock will be validly issued, fully paid, and nonassessable.

          2. With respect to Warrants, when (i) the issuance and the terms of the sale of Warrants have been duly authorized by all necessary corporate action on the part of the Company and (ii) such Warrants have been issued and delivered against payment of their full purchase price and in accordance with the applicable warrant, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          3. With respect to Units, when (i) the issuance and the terms of the sale of Units have been duly authorized by all necessary corporate action on the part of the Company and (ii) such Units have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          We have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete; (2) the Registration Statement will be declared effective under the Securities Act prior to the Company’s offer and sale of any Securities, and such effectiveness will not be suspended or terminated as of the date of the offer and sale of any

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Securities; (3) the Company’s Board of Directors will adopt resolutions duly authorizing each offer and sale of Securities and establishing the terms of the sale of such Securities, and such resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; (4) in compliance with the Securities Act and the rules and regulations thereunder, the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of Securities; (5) a definitive purchase, underwriting, warrant, or similar agreement, governed by the internal laws of the State of Colorado, will be duly executed and delivered by the Company and the other parties thereto with respect to each offer and sale of Securities; (6) the Company is, and at all times will remain, duly organized, validly existing, and in good standing under the laws of the State of Colorado; (7) the Company at all times will reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of shares of Common Stock pursuant to the Registration Statement, the Prospectus, and any Prospectus Supplement; (8) the purchase price of all Securities will consist solely of cash; (9) in connection with each issuance of Securities, the Company will duly execute and deliver stock certificates, warrant certificates, or unit certificates, as applicable, in the form filed by the Company as exhibits to the Registration Statement or, with respect to Common Stock issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; (10) the Company’s offer and sale of the Securities, and compliance with any definitive purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not violate any applicable law, rule, regulation, or public policy or any judgment, order, or decree of any court having jurisdiction over the Company; (11) the Company’s offer and sale of the Securities, and compliance with any definitive purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and neither the Company’s Articles of Incorporation nor Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of Securities to constitute a violation of the Articles of Incorporation or Bylaws; and (12) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

          Our opinions expressed above are subject to, and limited and qualified by the effect of: (1) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other similar laws and court decisions relating to, limiting, or affecting the rights and remedies of creditors; (2) general principles of equity, whether considered in a proceeding in equity or at law (including, without limitation, the possible unavailability of the remedies of specific performance, injunctive relief, or any other equitable remedy), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court or arbitrator before which a proceeding is brought; (3) the unenforceability under certain circumstances of provisions relating to the indemnification of, or contribution to, a party with respect to liabilities incurred by such party including, without limitation, in connection with a violation of applicable securities laws; and (4) public policy considerations that may limit the rights of parties to obtain remedies.

          This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon by you for any other purpose. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving

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our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

CLIFFORD L. NEUMAN, P.C.

By:

/s/ Clifford L. Neuman

Clifford L. Neuman